EXHIBIT 10.13
AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT
This AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into and is effective as of October 27, 2009, by and between, on the one hand, FIRST BANCORP (the “Corporation”), a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Commonwealth”), and FIRSTBANK PUERTO RICO (the “Bank”), a banking institution organized under the laws of the Commonwealth that is a wholly-owned subsidiary of the Corporation, and, on the other hand, Lawrence Odell (the “Executive”), Executive Vice President of the Corporation.
Recitals
     WHEREAS, the Corporation and the Executive entered into a certain Employment Agreement dated as of February 15, 2006 (the “Employment Agreement”), pursuant to which the Corporation and the Bank retained the professional services of the Executive, subject to the terms and conditions set forth therein;
     WHEREAS, the Corporation has entered into agreements with the U.S. Department of the Treasury (the “Treasury”) under which the Corporation issued preferred shares (“Preferred Shares”) and other securities to the Treasury (the “TARP Investment”) as part of the Troubled Assets Relief Program Capital Purchase Program (“CPP”) established under the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the America Reinvestment and Recovery Act of 2009 (“ARRA”);
     WHEREAS, EESA and ARRA impose certain restrictions on employment agreements, severance, bonus and incentive compensation, stock awards, and other compensation and benefit plans and arrangements (the “Plans”) maintained by the Corporation, the Bank and other subsidiaries of the Corporation and requires that such restrictions remain in place for so long as the Treasury holds any debt or equity securities issued by the Corporation.
     WHEREAS, the parties hereto wish to amend the terms of the Employment Agreement in the manner set forth below in order to assure compliance with EESA and ARRA restrictions.
     NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:
          1. Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement; provided, however, that for all purposes the term “Corporation”, whenever utilized in the Employment Agreement, shall include the Bank, its affiliates, and any other subsidiaries of the Corporation, irrespective of the context of which such term is utilized.
          2. Particular Amendments to the Employment Agreement. The Employment Agreement is hereby amended as follows:
          The parties hereby agree that all Plans, including the Employment Agreement, providing benefits to Executive shall be construed and interpreted at all times that the Treasury maintains any debt or equity investment in the Corporation in a manner consistent with EESA and ARRA, and all such Plans shall be deemed to have been amended as determined by the Corporation so as to comply with the restrictions imposed by EESA and ARRA. Notwithstanding any other terms of this Amendment or any other Plan providing benefits to Executive, to the extent that any provision of this Amendment, the Employment Agreement or any other Plan is determined by the Corporation, to be subject to and not in compliance with EESA and ARRA, including the timing, amount or entitlement of Executive to any payment of severance, bonus or any other amounts, such provisions shall be interpreted and deemed to have been amended to comply with the terms of EESA, ARRA and the rules and regulations thereunder. The above will not be applicable to any compensation, bonus or amount to be paid in accordance with the Employment Agreement that is permitted under EESA, ARRA or their Regulations. The parties hereto further agree that (i) Executive shall at no time be entitled to receive any compensation based upon incentives that encourage Executive to take unnecessary and excessive risks on behalf of Bank or the Corporation; (ii) the Bank shall recover from Executive any bonus or incentive compensation paid to Executive based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate; (iii) the limitations imposed herein under paragraph (b) shall apply during the period that the Treasury holds the TARP Investment in the Corporation pursuant to the provision of Section 101(a) of EESA; accordingly upon the repayment of the TARP Investment the provisions of the Employment Agreement shall revert to its original terms and conditions.
          3. Effectiveness. This Amendment embodies the entire agreement between the parties and supersedes Amendment No. 2 to Employment Agreement executed on January 15, 2009 or any other any prior agreements or understanding between the parties in connection with the subject matter hereof and the amendments contemplated hereby. Except as expressly amended herein, the Employment Agreement shall continue to be and shall remain in full force and effect in accordance with its terms; and, in such connection, it is hereby acknowledged and agreed to by the parties hereto that this Amendment is not intended to cause an extinctive novation of the terms and conditions of, and the obligations of the respective parties under, the Employment Agreement.
          4. Waiver. Except as expressly amended herein, the execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of the parties to the Employment Agreement nor constitute a waiver of any provision of the Employment Agreement.
          5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth.
          6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same document. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Amendment.
          7. Severability. Any provision of this Amendment which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered, or caused this Amendment to be duly executed and delivered by their respective officers thereunto as of the date first above written.

FIRST BANCORP

By:	/s/ Aurelio Alemán
Name:	Aurelio Alemán
Title:	President and Chief Executive Officer

FIRSTBANK PUERTO RICO

By:	/s/ Lawrence Odell

Name:	Lawrence Odell
Title:	Executive Vice President and General Counsel

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